Exhibit 99.1

TransAct Technologies Reports Preliminary First Quarter 2026 Financial Results

Sold 1,370 BOHA! Terminals in the First Quarter of 2026

First Quarter 2026 Net Sales up 10% and Recurring FST Revenue up 26% Year-over-Year

Reiterates 2026 Revenue Guidance of $55 to $57 Million, Increases 2026 Adj. EBITDA Guidance* to $1 Million to $1.75 Million

Board of Directors Authorizes $3 Million Share Repurchase Program

Company Announces Chief Financial Officer Transition

Hamden, CT – May 12, 2026 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a leading provider of cloud-based software and integrated hardware solutions, today reported preliminary results for the first quarter ended March 31, 2026.

“We are pleased to report a solid start to 2026, with first quarter net sales of $14.4 million, up 10% year-over-year, and a return to GAAP profitability,” said John Dillon, Chief Executive Officer of TransAct. “The performance was broad-based, with casino and gaming sales rising 24% year-over-year and generating strong cash flow to support our Food Service Technology initiatives. Recurring FST revenue grew 26% to $3.3 million, driven by robust label sales. Gross margin expanded 160 basis points to 50.3%, resulting in operating income of $0.8 million. “As we sharpen our focus on software growth, we are working diligently to ensure our Terminal users both pay for and realize the full value of our software suite, which we expect will accelerate growth in our recurring revenue base.”

First Quarter 2026 Financial Highlights

•	Net Sales: Net sales for the first quarter of 2026 were $14.4 million, up 10% compared to $13.1 million for the first quarter of 2025, driven primarily by a 24% increase in casino and gaming sales.

•	FST Recurring Revenue: FST recurring revenue for the first quarter of 2026 was $3.3 million, which represents an increase of 26% compared to $2.7 million for the first quarter of 2025.

•	Gross Profit: Gross profit for the first quarter of 2026 was $7.3 million, resulting in gross margin of 50.3%, compared to gross profit of $6.4 million for the first quarter of 2025, which delivered a 48.7% gross margin.

•	Operating Income: Operating income for the first quarter of 2026 was $771 thousand, or 5.3% of net sales, compared to an operating loss of $(15) thousand for the first quarter of 2025 and an operating loss of $(1.2) million for the fourth quarter of 2025.

•	Net Income: Net income for the first quarter of 2026 was $766 thousand, or $0.07 per diluted share, based on 10.2 million weighted average diluted shares outstanding. This compares to net income of $19 thousand, or $0.00 per diluted share, for the first quarter of 2025 and a net loss of $(1.1) million, or $(0.11) per diluted share, for the fourth quarter of 2025, each based on 10.1 million weighted average common shares outstanding.

•	EBITDA: EBITDA was $881 thousand for the first quarter of 2026, compared to $221 thousand for the first quarter of 2025 and $(1.0) million for the fourth quarter of 2025.

•	Adjusted EBITDA: Adjusted EBITDA was $1.4 million for the first quarter of 2026, compared to $544 thousand for the first quarter of 2025 and $(499) thousand for the fourth quarter of 2025.

Share Repurchase Program

Today, the Company announced that its Board of Directors has authorized a share repurchase program of up to $3 million of the Company’s outstanding common stock over the next 12 months. This authorization reflects TransAct’s continued confidence in its strategic direction, strong balance sheet, and long-term growth opportunities, driven by the BOHA!® platform’s recurring revenue model and strengthened by TransAct’s EPIC line of casino and gaming printing solutions.

TransAct intends to execute repurchases opportunistically, considering market conditions, share price, and alternative uses of capital. The share repurchase program does not obligate the Company to acquire any specific number of shares and may be modified, suspended, or discontinued at any time.

Chief Financial Officer Transition

On May 8, 2026, the Company announced the appointment of Robert Campbell as Chief Financial Officer, effective upon the June 30, 2026, retirement of long-time Chief Financial Officer, Steven A. DeMartino.

Mr. Campbell has more than 25 years of financial leadership experience across publicly traded and privately held global manufacturing organizations. He has served as the Company’s Controller since June 2022, playing a key role in strengthening financial operations, enhancing reporting and internal controls, and supporting TransAct’s transition toward a recurring revenue model.

Mr. DeMartino, who serves as President, Chief Financial Officer, Secretary and Treasurer of the Company, will retire following almost 30 years of service to TransAct. Upon Mr. DeMartino’s retirement, Mr. Campbell will take over as Chief Financial Officer, Secretary and Treasurer, and John Dillon, the Company’s Chief Executive Officer, will assume the title of President of the Company. Mr. DeMartino will remain in an advisory role through the end of the year to support a seamless transition.

2026 Financial Outlook*

•	Net Sales: The Company expects full year 2026 net sales of between $55 million and $57 million.

•	Adjusted EBITDA: The Company now expects full year 2026 adjusted EBITDA to be between $1 million and $1.75 million.

*Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of the adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

First Quarter 2026 Conference Call and Webcast

TransAct is hosting a conference call and webcast on May 12, 2026, beginning at 4:30 p.m. ET to discuss the Company’s preliminary first quarter 2026 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13760514. Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “About Us” followed by “Investor Relations,” then select “News & Events” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measures; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) before net interest income (expense), income taxes, depreciation, and amortization. A reconciliation of EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income (loss) before net interest income (expense), income taxes, depreciation and amortization and is adjusted for (1) share-based compensation expense and (2) any other items, when they occur, that we believe do not reflect the ordinary earnings of the Company’s ongoing business. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation expense to be a non-cash expense similar to depreciation and amortization. A reconciliation of adjusted EBITDA to net income, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a leading provider of cloud-based software and integrated hardware solutions that redefine how organizations connect operations, technology and data to drive measurable business value. Through its BOHA!® solutions, serving over 19,000 foodservice locations worldwide, TransAct combines purpose-built hardware with a cloud-based SaaS platform to help foodservice operators automate food safety, improve operational efficiency and maintain trusted brand relevance. In the casino and gaming market, TransAct’s award-winning EPIC solutions enable ticket-in/ticket-out (TITO) functionality and advanced promotional capabilities that enhance player engagement and drive revenue for operators globally. TransAct also provides a comprehensive portfolio of consumables and service solutions, allowing customers to simplify operations and partner with a single, trusted provider across their technology ecosystem.

TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2026 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!®, AccuDate®, Epic Edge®, EPICENTRAL® and Ithaca® are registered trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three months ended March 31, 2026. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three months ended March 31, 2026. During the preparation of the Company’s consolidated financial statements and related notes as of and for the three months ended March 31, 2026, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for these periods will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may”, “will”, “could”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “plan”, “predict”, “design” or “continue”, or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions on our business, operations, financial condition, results of operations and capital resources; our ability to achieve the anticipated benefits of our acquisition of a licensed copy of the source code for the BOHA! software and risks to our reputation and business relating to the source code transition; our ability to successfully transition the BOHA! source code to our platform and systems and, until such transition is complete, our continued reliance on third parties to host and support our FST offerings; difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions; our dependence on a single contract manufacturer for the assembly of a large portion of our products in Asia; the imposition of additional duties, tariffs, quotas, taxes, trade barriers, capital flow restrictions and other charges on imports and exports by the United States or the governments of the countries in which we or our manufacturers and suppliers operate; the Russia/Ukraine and Middle East conflicts; inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions; price increases, decreased availability of third-party component parts or raw materials at reasonable prices, price wars or significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products in the United States or abroad, including as a result of trade wars, tariffs or other trade actions; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; any system outages, interruptions or other disruptions to our software applications, including as a result of unexpected errors or mistakes in connection with over-the-air updates; our ability to successfully grow our business in the food service technology market; renewal rates for our subscription-based products; risks associated with the pursuit of strategic initiatives and business growth; our dependence on significant suppliers; our ability to recruit and retain quality employees; our dependence on third parties for sales outside the United States; marketplace acceptance of new products; risks associated with foreign operations; political and policy uncertainties and any adverse economic impacts resulting from such uncertainties; our ability to protect intellectual property; exchange rate fluctuations; the availability of needed financing on acceptable terms or at all; volatility of, and decreases in, trading prices of our common stock; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

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Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended March 31,
	2026	2025
	(In thousands, except per share data)

Net sales	$14,415	$13,053
Cost of sales	7,162	6,694
Gross profit	7,253	6,359

Operating expenses:
Engineering, design and product development	1,380	1,635
Selling and marketing	2,197	2,085
General and administrative	2,905	2,654
	6,482	6,374
Operating income (loss)	771	(15)

Interest and other income (expense):
Interest, net	66	22
Other, net	(48)	63
	18	85

Income before income taxes	789	70
Income tax expense	23	51
Net income	$766	$19

Net income per common share:
Basic	$0.08	$0.00
Diluted	$0.07	$0.00

Shares used in per share calculation:
Basic	10,178	10,043
Diluted	10,233	10,054

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended March 31,
	2026	2025
	(In thousands)

Food service technology	$4,692	$4,908
POS automation	620	618
Casino and gaming	8,339	6,719
TransAct services group	764	808
Total net sales	$14,415	$13,053

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	March 31,	December 31,
	2026	2025
Assets:	(In thousands)
Current assets:
Cash and cash equivalents	$18,841	$20,433
Accounts receivable, net	9,024	6,364
Inventories	9,574	10,858
Prepaid income taxes	379	399
Other current assets	894	754
Total current assets	38,712	38,808

Fixed assets, net	1,168	1,243
Right-of-use assets, net	3,347	557
Goodwill	2,621	2,621
Intangible assets, net	1,983	1,503
Other assets	56	37
	9,175	5,961
Total assets	$47,887	$44,769

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$3,000	$3,000
Accounts payable	4,414	3,539
Accrued liabilities	3,113	4,763
Lease liabilities	503	346
Deferred revenue	1,340	1,400
Total current liabilities	12,370	13,048

Deferred revenue, net of current portion	322	355
Lease liabilities, net of current portion	2,860	215
Other liabilities	47	35
	3,229	605
Total liabilities	15,599	13,653

Shareholders’ equity:
Common stock	142	141
Additional paid-in capital	60,266	59,824
Retained earnings	4,041	3,275
Accumulated other comprehensive loss, net of tax	(51)	(14)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	32,288	31,116
Total liabilities and shareholders’ equity	$47,887	$44,769

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three Months Ended
	March 31,
	2026	2025
	(In thousands)

Net income	$766	$19

Interest income, net	(66)	(22)
Income tax expense	23	51
Depreciation and amortization	158	173

EBITDA	881	221

Share-based compensation expense	511	323

Adjusted EBITDA	$1,392	$544